EXHIBIT 99.1


                                  NEWS RELEASE

                                                    Investor Relations Contacts:
                                  Susan Spratlen or Chris Paulsen (972) 444-9001


                   Pioneer Reports Third Quarter 2004 Results

Dallas, Texas, October 28, 2004 -- Pioneer Natural Resources Company ("Pioneer") (NYSE:PXD) today announced financial and operating results for the quarter ended September 30, 2004.

Pioneer reported net income of $80.9 million, or $.67 per diluted share, for the third quarter of 2004 and $210.8 million, or $1.75 per diluted share, for the nine months ended September 30, 2004. Third quarter results included an $.08 per share after-tax impairment charge related to the Company's decision to not pursue development of the Olowi field in Gabon due to increases to development cost projections, primarily the result of higher steel costs. For the same periods last year, Pioneer reported net income of $191.8 million, or $1.62 per diluted share, and $353.2 million, or $2.99 per diluted share, respectively. The significant year-to-year change in net income is principally attributable to the Company's reversal of its deferred tax valuation allowance in the U.S. during the third quarter of 2003.

The Company's balance sheet at September 30, 2004 reflects the merger with Evergreen Resources, Inc. that closed on September 28, 2004. Long-term debt at the end of the third quarter was $2.46 billion, reflecting a $280 million debt reduction year-to-date offset by a $1.2 billion addition for merger-related debt. After issuing approximately 25.4 million new shares of common stock to Evergreen holders, there were 145.2 million shares outstanding at the end of the period. Cash flow from operations for the third quarter was $239.1 million compared to $222.5 million for the same period in 2003.

Third quarter oil and gas sales averaged 180,020 barrels oil equivalent per day (BOEPD). Third quarter oil sales averaged 45,924 barrels per day (BPD) and natural gas liquids sales averaged 21,459 BPD. Gas sales in the third quarter averaged 676 million cubic feet per day (MMcfpd). Realized prices for oil and natural gas liquids for the quarter were $33.10 and $26.99 per barrel, respectively. The realized price for gas was $4.18 per thousand cubic feet
(Mcf), while North American gas prices averaged $5.09 per Mcf.

Pioneer will begin including production from the assets acquired from Evergreen as of October 1, 2004. Evergreen's third quarter production averaged approximately 155 MMcfpd or approximately 25,900 BOEPD, net of field fuel usage. Pioneer burdens its lease operating expense with the value of fuel used for field operations and includes the field fuel in production. Based on Pioneer's method of accounting for field fuel, third quarter production from the assets acquired from Evergreen averaged approximately 27,200 BOEPD.

Third quarter production costs averaged $5.63 per BOE. Exploration and abandonment costs of $33.0 million for the quarter include $6.9 million of dry hole and abandonments. Also included were $23.4 million of geologic and geophysical expenses including seismic costs in West Africa and the Gulf of Mexico and $2.7 million of delay rentals and unproved acreage abandonments.

Income tax expense for the quarter resulted in a consolidated effective tax rate of approximately 23%. The effective tax rate is lower than the U.S. federal and state statutory rates (approximately 36.5%) primarily due to the aforementioned impairment of the Olowi field. Excluding the impairment, the consolidated effective tax rate would have been approximately 35%.

For the same quarter last year, Pioneer reported oil sales of 33,560 BPD, natural gas liquids sales of 22,658 BPD and gas sales of 643 MMcfpd. Realized prices for the 2003 third quarter were $25.35 per barrel for oil, $18.71 per barrel for natural gas liquids and $3.71 per Mcf for gas, while North American gas prices averaged $4.39 per Mcf.

Financial Outlook

The following statements are estimates based on current expectations. These forward-looking statements are subject to a number of risks and uncertainties which may cause the Company's actual results to differ materially from the following statements. The last paragraph of this release addresses certain of the risks and uncertainties to which the Company is subject.

Fourth quarter 2004 production is expected to average 190,000 to 205,000 BOE per day, including the production from the Evergreen assets, current production expectations for Devils Tower and the Falcon Corridor and the variability of oil cargo shipments in Tunisia and South Africa. Fourth quarter lease operating expenses (including production and ad valorem taxes) are expected to average $6.40 to $7.00 per BOE based on current NYMEX strip prices for oil and gas. The increase is attributable to lower estimated production from low-cost Falcon Corridor properties and the impact of higher costs associated with the acquired Evergreen assets when accounting for field fuel in accordance with Pioneer's accounting practices. Depreciation, depletion and amortization expense is expected to average $8.50 to $9.25 per BOE. Total exploration and abandonment expense is expected to be $40 million to $60 million. General and administrative expense is expected to be $21 million to $23 million. Interest expense is expected to be $31 million to $34 million reflecting incremental acquisition financing, and accretion of discount on asset retirement obligations is expected to be approximately $2 million to $3 million. The Company's effective income tax rate is expected to range from 36% to 39% based on current capital spending plans, including cash income taxes of $5 million to $10 million that are principally related to Argentine and Tunisian income taxes and nominal alternative minimum tax in the U.S. Other than in Argentina and Tunisia, the Company continues to benefit from the carryforward of net operating losses and other positive tax attributes.

The Company's financial results and oil and gas hedges are outlined on the attached schedules.

Earnings Conference Call

This morning at 10:00 a.m. Eastern, Pioneer will discuss its third quarter financial and operating results with an accompanying presentation. The call will be webcast on Pioneer's website, www.pioneernrc.com. At the website, select 'INVESTOR' at the top of the page. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Or you may choose to dial (800) 946-0741 (confirmation code: 954684) to listen to the call by telephone and view the accompanying visual presentation at the website above. A telephone replay will be available by dialing (888) 203-1112: confirmation code:
954684.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Argentina, Canada, Equatorial Guinea, South Africa and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

                        PIONEER NATURAL RESOURCES COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                            September 30,    December 31,
                                                                 2004            2003
                                                            -------------    ------------
                                                            (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                                 $     2,949      $    19,299
  Accounts receivable, net                                      173,900          111,480
  Inventories                                                    35,576           17,509
  Prepaid expenses                                               13,117           11,083
  Deferred income taxes                                          18,143           40,514
  Other current assets, net                                      18,725            5,230
                                                             ----------       ----------
       Total current assets                                     262,410          205,115
                                                             ----------       ----------
Property, plant and equipment, at cost:
  Oil and gas properties, using the successful efforts
     method of accounting                                     7,964,212        5,163,383
  Accumulated depletion, depreciation and amortization       (2,083,735)      (1,676,136)
                                                             ----------       ----------
       Total property, plant and equipment                    5,880,477        3,487,247
                                                             ----------       ----------
Deferred income taxes                                             3,300          192,344
Goodwill                                                        333,203              -
Other assets, net                                               116,833           66,866
                                                             ----------       ----------
                                                            $ 6,596,223      $ 3,951,572
                                                             ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                          $   177,585      $   186,418
  Interest payable                                               25,152           37,034
  Income taxes payable                                           13,101            5,928
  Other current liabilities                                     421,022          200,372
                                                             ----------       ----------
       Total current liabilities                                636,860          429,752
                                                             ----------       ----------
Long-term debt                                                2,464,902        1,555,461
Deferred income taxes                                           438,236           12,121
Other liabilities                                               415,317          194,466
Stockholders' equity                                          2,640,908        1,759,772
                                                             ----------       ----------
                                                            $ 6,596,223      $ 3,951,572
                                                             ==========       ==========

                        PIONEER NATURAL RESOURCES COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (Unaudited)

                                                      Three months ended         Nine months ended
                                                         September 30,              September 30,
                                                   ----------------------     -----------------------
                                                      2004         2003           2004         2003
                                                   ---------    ---------     ----------    ---------
Revenues and other income:
   Oil and gas                                     $ 452,839    $ 336,473     $1,346,358    $ 965,712
   Interest and other                                  1,212          348          4,557        4,321
   Gain (loss) on disposition of assets, net             215           46            (30)       1,576
                                                    --------     --------      ---------     --------
                                                     454,266      336,867      1,350,885      971,609
                                                    --------     --------      ---------     --------
Costs and expenses:
   Oil and gas production                             93,214       75,764        277,990      217,474
   Depletion, depreciation and amortization          139,991      103,534        419,240      274,142
   Impairment of oil and gas properties               34,825          -           34,825          -
   Exploration and abandonments                       32,965       24,516        153,154      107,430
   General and administrative                         19,485       15,207         55,008       44,332
   Accretion of discount on asset retirement
      obligations                                      2,030        1,327          6,012        3,656
   Interest                                           24,827       23,212         67,805       69,526
   Other                                               2,486        1,389         10,982       12,205
                                                    --------     --------      ---------     --------
                                                     349,823      244,949      1,025,016      728,765
                                                    --------     --------      ---------     --------
Income before income taxes and cumulative
   effect of change in accounting principle          104,443       91,918        325,869      242,844
Income tax benefit (provision)                       (23,527)      99,895       (115,063)      94,961
                                                    --------     --------      ---------     --------
Income before cumulative effect of change
   in accounting principle                            80,916      191,813        210,806      337,805
Cumulative effect of change in accounting
   principle, net of tax                                 -            -              -         15,413
                                                    --------     --------      ---------     --------
Net income                                         $  80,916    $ 191,813     $  210,806    $ 353,218
                                                    ========     ========      =========     ========
Net income per share:
   Basic:
     Income before cumulative effect of
        change in accounting principle             $     .68    $    1.64     $     1.78    $    2.89
     Cumulative effect of change in accounting
       principle, net of tax                             -            -              -            .13
                                                    --------     --------      ---------     --------
     Net income                                    $     .68    $    1.64     $     1.78    $    3.02
                                                    ========     ========      =========     ========
   Diluted:
     Income before cumulative effect of
         change in accounting principle            $     .67    $    1.62     $     1.75    $    2.86
     Cumulative effect of change in accounting
        principle, net of tax                            -            -              -            .13
                                                    --------     --------      ---------     --------
     Net income                                    $     .67    $    1.62     $     1.75    $    2.99
                                                    ========     ========      =========     ========
Weighted average shares outstanding:
   Basic                                             118,663      117,216        118,745      116,990
                                                    ========     ========      =========     ========
   Diluted                                           120,297      118,457        120,321      118,283
                                                    ========     ========      =========     ========


                        PIONEER NATURAL RESOURCES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)

                                                        Three months ended             Nine months ended
                                                           September 30,                  September 30,
                                                     ------------------------     -------------------------
                                                        2004          2003            2004           2003
                                                     ----------    ----------     -----------    ----------
Cash flows from operating activities:
   Net income                                        $   80,916    $  191,813     $   210,806    $  353,218
   Depletion, depreciation and amortization             139,991       103,534         419,240       274,142
   Impairment of oil and gas properties                  34,825           -            34,825           -
   Exploration expenses, including dry holes             14,058        15,677         126,336        83,204
   Deferred income taxes                                 16,011      (103,691)         95,875      (103,938)
   Loss (gain) on disposition of assets, net               (215)          (46)             30        (1,576)
   Accretion of discount on asset retirement
      obligations                                         2,030         1,327           6,012         3,656
   Interest related amortization                         (1,094)       (4,781)        (12,457)      (13,960)
   Commodity hedge related amortization                 (11,311)      (18,132)        (33,844)      (54,119)
   Cumulative effect of change in accounting
     principle, net of tax                                  -             -               -         (15,413)
   Amortization of stock-based compensation               2,928         1,609           7,794         4,321
   Other noncash items                                      788           (11)          6,492         4,259
   Changes in operating assets and liabilities:
      Accounts receivable, net                           13,450        17,932         (45,090)        3,287
      Inventories                                        (5,572)       (4,678)         (9,752)       (8,895)
      Prepaid expenses                                   (6,881)        1,102          (2,034)       (8,404)
      Other current assets, net                             380        (2,712)          1,137        (3,276)
      Accounts payable                                  (23,019)       23,281         (27,773)       28,951
      Interest payable                                  (12,563)          850         (12,477)          581
      Income taxes payable                               (1,460)        1,740           2,995         3,916
      Other current liabilities                          (4,123)       (2,349)        (10,642)       (3,278)
                                                      ---------     ---------      ----------     ---------
Net cash provided by operating activities               239,139       222,465         757,473       546,676
Net cash used in investing activities                  (975,756)     (127,409)     (1,340,290)     (495,149)
Net cash provided by (used in) financing activities     723,739       (94,388)        566,205       (48,641)
                                                      ---------     ---------      ----------     ---------
Net increase (decrease) in cash and cash equivalents    (12,878)          668         (16,612)        2,886
Effect of exchange rate changes on cash
   and cash equivalents                                     615          (173)            262         1,275
Cash and cash equivalents, beginning
   of period                                             15,212        12,156          19,299         8,490
                                                      ---------     ---------      ----------     ---------
Cash and cash equivalents, end of period             $    2,949    $   12,651     $     2,949    $   12,651
                                                      =========     =========      ==========     =========

                        PIONEER NATURAL RESOURCES COMPANY
                        SUMMARY PRODUCTION AND PRICE DATA
                                   (Unaudited)


                                                      Three months ended          Nine months ended
                                                         September 30,               September 30,
                                                   -----------------------     -----------------------
                                                      2004          2003          2004         2003
                                                   ---------     ---------     ---------    ----------
Average Daily Production:
   Oil (Bbls) -                       U.S.            27,780        24,130        26,268       24,128
                                      Argentina        9,316         9,126         8,827        8,200
                                      Canada              95            93            97          118
                                      Africa           8,733           211        10,986           71
                                                   ---------     ---------     ---------    ---------
                                      Total           45,924        33,560        46,178       32,517

   Natural gas liquids (Bbls) -       U.S.            18,873        20,254        19,869       20,157
                                      Argentina        1,727         1,584         1,549        1,387
                                      Canada             859           820           940          907
                                                   ---------     ---------     ---------    ---------
                                      Total           21,459        22,658        22,358       22,451

   Gas (Mcf) -                        U.S.           499,012       487,000       535,740      435,275
                                      Argentina      137,971       114,326       119,440       94,916
                                      Canada          38,837        41,253        40,045       42,468
                                                   ---------     ---------     ---------    ---------
                                      Total          675,820       642,579       695,225      572,659

Total Production:
   Oil (MBbls)                                         4,225         3,088        12,653        8,877
   Natural gas liquids (MBbls)                         1,974         2,085         6,126        6,129
   Gas (MMcf)                                         62,175        59,117       190,492      156,336
   Total equivalent barrels (MBOE)                    16,562        15,025        50,528       41,062

Average Reported Prices (a):
   Oil (per Bbl) -                    U.S.         $   30.51     $   25.04     $   28.35    $   25.06
                                      Argentina    $   32.25     $   26.10     $   26.96    $   25.31
                                      Canada       $   38.70     $   28.97     $   37.69    $   28.67
                                      Africa       $   42.17     $   26.94     $   35.43    $   26.94
                                      Worldwide    $   33.10     $   25.35     $   29.79    $   25.14

   Natural gas liquids (per Bbl) -    U.S.         $   26.51     $   18.29     $   23.37    $   18.98
                                      Argentina    $   29.62     $   21.63     $   28.71    $   22.86
                                      Canada       $   32.24     $   23.62     $   29.18    $   26.10
                                      Worldwide    $   26.99     $   18.71     $   23.98    $   19.51

   Gas (per Mcf) -                    U.S.         $    5.15     $    4.38     $    5.14    $    4.64
                                      Argentina    $     .63     $     .54     $     .62    $     .55
                                      Canada       $    4.34     $    4.62     $    4.37    $    5.04
                                      Worldwide    $    4.18     $    3.71     $    4.32    $    3.98

-----------
(a) Average prices include the results of hedging activities.

                        PIONEER NATURAL RESOURCES COMPANY
                    SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
                                 (in thousands)
                                   (Unaudited)

     EBITDAX and discretionary cash flow ("DCF") (as defined below) are presented herein, and reconciled to the generally accepted accounting principle ("GAAP") measures of net income and net cash provided by operating activities because of their wide acceptance by the investment community as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX and DCF as useful tools for comparisons of the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP.

                                                       Three months ended             Nine months ended
                                                          September 30,                 September 30,
                                                     -----------------------       -----------------------
                                                        2004         2003             2004          2003
                                                     ---------     ---------       ---------     ---------

   Net income                                        $  80,916     $ 191,813       $ 210,806     $ 353,218
   Depletion, depreciation and amortization            139,991       103,534         419,240       274,142
   Impairment of oil and gas properties                 34,825           -            34,825           -
   Exploration and abandonments                         32,965        24,516         153,154       107,430
   Accretion of discount on asset retirement
      obligations                                        2,030         1,327           6,012         3,656
   Interest expense                                     24,827        23,212          67,805        69,526
   Income tax provision (benefit)                       23,527       (99,895)        115,063       (94,961)
   Loss (gain) on disposition of assets, net              (215)          (46)             30        (1,576)
   Commodity hedge related amortization                (11,311)      (18,132)        (33,844)      (54,119)
   Cumulative effect of change in accounting
      principle, net of tax                                -             -               -         (15,413)
   Amortization of stock-based compensation              2,928         1,609           7,794         4,321
   Other noncash items                                     788           (11)          6,492         4,259
                                                      --------      --------        --------      --------
      EBITDAX  (a)                                     331,271       227,927         987,377       650,483

   Less: Cash interest expense                         (25,921)      (27,993)        (80,262)      (83,486)
         Current income taxes                           (7,516)       (3,796)        (19,188)       (8,977)
                                                      --------      --------        --------      --------

      Discretionary cash flow (b)                      297,834       196,138         887,927       558,020

   Less: Cash exploration expense                      (18,907)       (8,839)        (26,818)      (24,226)
         Changes in operating assets and liabilities   (39,788)       35,166        (103,636)       12,882
                                                     ---------      --------        --------      --------
   Net cash provided by operating activities         $ 239,139     $ 222,465       $ 757,473     $ 546,676
                                                      ========      ========        ========      ========

-------------
(a) "EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; commodity hedge related amortization; cumulative effect of change in accounting principle, net of tax; amortization of stock-based compensation; and other noncash items.
(b) Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and before cash exploration expense.

                        PIONEER NATURAL RESOURCES COMPANY
                         SUPPLEMENTAL HEDGE INFORMATION
                             As of October 27, 2004


                         Open Commodity Hedge Positions

                                              2004
                                           ---------
                                            Fourth
                                            Quarter        2005         2006         2007         2008
                                           ---------    ---------    ---------    ---------    ---------
Average Daily Oil Production Hedged:
   Swap Contracts:
     Volume (Bbl)                             24,000       28,000       11,500       13,000       17,000
     NYMEX price (Bbl)                     $   29.65    $   28.47    $   32.52    $   30.89    $   29.21
   Collar Contracts:
     Volume (Bbl)                                -          1,000        4,500          -            -
     NYMEX price (Bbl):
        Ceiling                            $     -      $   51.10    $   41.93    $     -       $    -
        Floor                              $     -      $   35.00    $   35.00    $     -       $    -

Average Daily Gas Production Hedged:
   Swap Contracts:
     Volume (Mcf)                            426,163      274,904       70,000       25,000        5,000
     NYMEX price (MMBtu) (a)               $    4.60    $    5.20    $    4.25    $    4.15     $   5.40
   Collar Contracts:
     Volume (Mcf)                                -            -          5,000          -            -
     NYMEX price (MMBtu):
        Ceiling                            $     -      $     -      $    7.15    $     -       $    -
        Floor                              $     -      $     -      $    5.25    $     -       $    -

---------------
(a) Approximate, based on historical differentials to index prices.


         Net Deferred Gains (Losses) on Terminated Hedges (in thousands)

                                              2004
                                           ---------
                                            Fourth
                                            Quarter       2005       Thereafter      Total
                                           ---------    ---------    ----------    ---------

Net commodity hedge gains (a)              $  10,954     $ 1,249     $     -       $  12,203
Net debt hedge gains (losses) (b)              2,460       4,962       (11,799)       (4,377)
                                            --------      ------      --------      --------

Total net deferred gains (losses)          $  13,414     $ 6,211     $ (11,799)    $   7,826
                                            ========      ======      ========      ========

---------------
(a) Includes the following net deferred commodity hedge gains and losses for which cash settlements have been deferred until the indicated future periods: (i) $317 thousand of net deferred commodity hedge losses due during the fourth quarter of 2004 and (ii) $209 thousand of net deferred commodity hedge gains to be received during 2005. Deferred commodity hedge gains will be amortized as increases to oil and gas revenues and deferred commodity hedge losses will be amortized as decreases to oil and gas revenues during the indicated future periods.
(b) Deferred debt hedge gains will be amortized as decreases to interest expense and deferred debt hedge losses will be amortized as increases to interest expense during the indicated future periods.